Exhibit 2.1


                         AMERICAN ITALIAN PASTA COMPANY

                                       AND

                                    BESTFOODS

                            ASSET PURCHASE AGREEMENT

                                 OCTOBER 4, 2000






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                                TABLE OF CONTENTS

                                                                                             Page No.
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ARTICLE i    DEFINITIONS AND INTERPRETATIONS.................................................1

        Section 1.1   Defined Terms..........................................................1

        Section 1.2   Terms Defined in the Agreement.........................................2

        Section 1.3   Interpretations........................................................4


ARTICLE II     PURCHASE AND SALE OF ASSETS...................................................4

        Section 2.1   Assets.................................................................4

        Section 2.2   Excluded Assets........................................................6

        Section 2.3   Assumed Liabilities....................................................6

        Section 2.4   Retained Liabilities...................................................7


ARTICLE III    PURCHASE PRICE OF ASSETS......................................................8

        Section 3.1   Purchase Price.........................................................8

        Section 3.2   Adjustment to Cash Consideration.......................................9

        Section 3.6 Responsibility for Promotional Items.....................................9

        Section 3.4   Allocation of Purchase Price..........................................10

        Section 3.5   Earn-Out..............................................................10


ARTICLE IV     CLOSING......................................................................11

        Section 4.1   Date, Time and Place of Closing.......................................11

        Section 4.2   Deliveries by Seller at Closing.......................................11

        Section 4.3   Deliveries by Buyer at Closing........................................12

        Section 4.4   Effective Time........................................................13


ARTICLE V      REPRESENTATIONS AND WARRANTIES OF SELLER.....................................13

        Section 5.1   Existence.............................................................13

        Section 5.2   Power and Authority...................................................13

        Section 5.3   Execution and Delivery Permitted......................................13

        Section 5.4   Consents..............................................................13

        Section 5.5   Affiliate Contracts...................................................14

        Section 5.6   Ownership of Assets...................................................14

        Section 5.9   Contracts.............................................................14

        Section 5.10  Intangible Personal Property..........................................14

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        Section 5.11  Binding Effect........................................................14

        Section 5.13  Litigation and Compliance with Law....................................15

        Section 5.14  Taxes.................................................................15

        Section 5.15  Licensure.............................................................15

        Section 5.16  Customers.............................................................15

        Section 5.17  Books and Records;  Disclosure........................................15

        Section 5.18  Securities Act Matters................................................16

        Section 5.19  Broker's Fees.........................................................16


ARTICLE VI     COVENANTS OF SELLER..........................................................17

        Section 6.1   Performance of Contracts..............................................17

        Section 6.3   Conduct of Business...................................................17

        Section 6.4   Access to Information.................................................18

        Section 6.5   No Sale Negotiations..................................................19

        Section 6.6   Confidentiality; Comments.............................................19

        Section 6.7   Reporting Requirements................................................20

        Section 6.8   Cooperation...........................................................21

        Section 6.9   Subsequent Contracts..................................................21

        Section 6.10  Transition Services...................................................21

        Section 6.12  Manufacturing and Distribution Agreement Variances....................22

        Section 6.13  Pasta Products........................................................22

        Section 6.15  Continuing Performance................................................23

        Section 6.16  Cross-Promotional Activities..........................................23

        Section 6.17  Customers.............................................................23

        Section 6.18  Removal of Certain Processing Assets..................................23


ARTICLE VII        REPRESENTATIONS AND WARRANTIES OF BUYER..................................24

        Section 7.1   Corporate Existence...................................................24

        Section 7.2   Capitalization........................................................24

        Section 7.3   Corporate Power and Authority.........................................24

        Section 7.4   Execution and Delivery Permitted......................................24

        Section 7.5   Binding Effect........................................................25

        Section 7.6   Buyer Common Stock....................................................25

        Section 7.7   SEC Reports...........................................................25

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        Section 7.8 Resale..................................................................25


ARTICLE VIII     COVENANTS OF BUYER.........................................................25

        Section 8.1   Buyer Performance.....................................................25

        Section 8.2   Confidentiality; Comments.............................................25

        Section 8.3   Confidentiality.......................................................26

        Section 8.4   Broker's Fees.........................................................27

        Section 8.5   Other Actions.........................................................27

        Section 8.6   Notification of Certain Matters.......................................27

        Section 8.7   Manufacturing and Distribution Agreement Variances....................28

        Section 8.8   NYSE Listing Application..............................................28

        Section 8.9 Continuing Performance..................................................28

        Section 8.10 Insurance..............................................................28


ARTICLE IX     CONDITIONS TO CLOSING........................................................29

        Section 9.1   Buyer's Conditions to Closing.........................................29

        Section 9.2   Seller's Conditions to Closing........................................30


ARTICLE X      SURVIVAL AND INDEMNIFICATION.................................................30

        Section 10.1  Survival of Representations, Warranties and Covenants.................30

        Section 10.2  Indemnification by Seller.............................................30

        Section 10.3  Indemnification by Buyer..............................................31

        Section 10.4  Time to Assert Claims.................................................31

        Section 10.5  Third Party Claim Indemnification Procedure...........................31

        Section 10.6 Buyer Acknowledgement..................................................33


ARTICLE XI      DISPUTE RESOLUTION..........................................................33

        Section 11.1  General...............................................................33

        Section 11.2  Negotiation...........................................................33

        Section 11.3  Arbitration; Claims Covered; Conclusive Determination.................33

        Section 11.4  Arbitration Procedures; Survival......................................34

        Section 11.5  Confidentiality.......................................................34


ARTICLE XII     HART-SCOTT-RODINO...........................................................34


ARTICLE XIIi   settlement and release.......................................................34

        Section 13.1  Manufacturing and Distribution Agreement..............................34

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        Section 13.2  Settlement and Release................................................35


ARTICLE Xiv    MISCELLANEOUS................................................................35

        Section 14.1  Notices...............................................................35

        Section 14.2  Applicable Law........................................................36

        Section 14.3  Benefit and Assignment................................................36

        Section 14.4  No Third Party Beneficiary............................................36

        Section 14.5  Expenses..............................................................36

        Section 14.6  Waiver................................................................36

        Section 14.7  Equitable Relief; Remedies Cumulative; Interest.......................37

        Section 14.8  Further Actions; Transition...........................................37

        Section 14.9  Entire Agreement; Amendment...........................................37

        Section 14.10 Counterparts..........................................................38

        Section 14.11 Termination...........................................................38

        Section 14.12 Public Announcements..................................................38


Exhibit A:        Arbitration Procedures....................................................

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                               TABLE OF SCHEDULES

Schedule 2.1 (a)                  Intellectual Property
Schedule 2.1 (c)                  Customer Lists
Schedule 2.1 (d)                  Contracts
Schedule 2.1 (f)                  UPC Codes
Schedule 2.2 (d)                  Other Excluded Assets
Schedule 3.1 (a)                  Closing Consideration Statement Schedule
Schedule 3.1 (b)                  Terms & Conditions Related to the Shares
Schedule 3.4                      Purchase Price Allocation
Schedule 5.4                      Seller's Consents
Schedule 5.5                      Affiliates
Schedule 5.7                      Terminated/Accelerated Contracts
Schedule 5.8                      Licenses to Affiliates
Schedule 5.12                     Governmental Permits
Schedule 5.13                     Customers
Schedule 5.14                     Financial Statements
Schedule 5.17                     Non-Exclusive Agreements
Schedule 6.2                      Conduct of Business
Schedule 6.2 (a)(i)               Interim Expenditure Budget
Schedule 6.9                      Transition Services
Schedule 7.5                      Buyer's Consents
Schedule 9.1 (j)                   Business protection Closing Condition
Schedule 10.1                     Survival of Representations and Warranties
Schedule 11.4                     Arbitration Procedures
Schedule 14.12                    Press Release

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                                          TABLE OF EXHIBITS

Exhibit 4.2(a)       Form of Davis & Kuelthau Opinion Letter
Exhibit 4.2(b)       Form of Bill of Sale
Exhibit 4.2(c)       Form of Assignment and Assumption Agreement
Exhibit 4.2(e)       Form of Cross Receipt
Exhibit 4.3(b)       Form of Blackwell Sanders Peper Martin Opinion Letter

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                            ASSET PURCHASE AGREEMENT

        THIS AGREEMENT (the "Agreement") is entered into as of October 4, 2000, by and between BESTFOODS, a Delaware corporation, ("Seller"), and AMERICAN ITALIAN PASTA COMPANY, a Delaware corporation ("Buyer").

        WHEREAS, Seller owns various items of personal and intellectual property (the "Assets", as more fully defined in Section 2.1) exclusively used in the manufacture, marketing and sale of the Mueller's brand of pasta (the "Business"); and

        WHEREAS, Seller and Buyer are party to that certain Manufacturing and Distribution Agreement dated as of April 15, 1997, as amended (the "Manufacturing and Distribution Agreement"), whereby Buyer has agreed to, among other things, produce and package all of Seller's requirements for pasta products in connection with the Business and whereby Buyer is authorized to use certain of the Assets; and

        WHEREAS, Seller desires to sell the Assets to Buyer and Buyer desires to purchase the Assets from Seller in exchange for cash, stock of Buyer, and other valuable consideration.

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations, warranties and promises set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATIONS

     Section 1.1 Defined Terms. Capitalized terms not otherwise defined in this Agreement shall each have the meaning given in this Section 1.1.

"Affiliate" means any Person that controls, is controlled by, or is under common control with, a Person.

"Arbitration" means the ongoing arbitration between the parties under the Manufacturing and Distribution Agreement.

"Buyer's Knowledge" shall mean the actual knowledge of Timothy S. Webster, David
E. Watson, Tommy James, Norm Abreo or Mike Willhoite, assuming the exercise of reasonable care and due inquiry during their performance of their duties as executive officers of Buyer and assuming their review of the contents of written information provided to them or Buyer or its representatives by Seller or its representatives in the course of the negotiation of the Agreement and the transactions contemplated hereby.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and any regulations promulgated thereunder.

"Governmental Authority" means any federal, state, local or foreign governmental or regulatory or administrative department, court, commission, board, bureau, agency, authority or instrumentality.


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"HSR Act" means the Hart-Scott-Rodino Antitrust Improvement Act of 1977, as
amended from time to time.

 "Lien" means any mortgage, pledge, lien, charge, claim, option, conditional sales agreement, deed of trust, security interest or other encumbrance, restriction or limitation of any nature whatsoever.

"Material Adverse Event" means an event that causes or is reasonably likely to lead to or result in a material adverse effect on, or a material adverse change in, the operations, business prospects, or condition (financial or otherwise) of the Business or the Assets or a material adverse effect on the ability of Buyer or Seller to execute, deliver or perform this Agreement or any of the other agreements and documents contemplated by this Agreement except for any adverse effect or change resulting from (a) general economic, financial or market conditions, and (b) conditions or circumstances generally affecting the industry in which Seller or Buyer operates.

"Ordinary Course of Business" means the ordinary course of business of the Business consistent with past custom and practice (including with respect to quantity, frequency, expense level, personnel resources, promotional and sales activity, etc.).

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Authority or any other type of entity.

"Securities Act" means the Securities Act of 1933, as amended from time to time.

"SEC" means the Securities and Exchange Commission.

"Seller's Knowledge" shall mean the actual knowledge of Michael Lebo, Hugh Peters, Bruce Donohue, Robert Adelson, Bill Nugent, Walter Taylor or Neal Gabriel assuming the exercise of reasonable care and due inquiry during the performance of their duties as employees of the Business and in preparation of this Agreement.

 "Tax" or "Taxes" means any and all taxes, fees, duties, tariffs, imposts and other charges of any kind imposed by any Governmental Authority or taxing authority, including: federal, state, local or foreign income, gross receipts, windfall profits, severance, property, motor vehicle, ad valorem, value added, production, sales, use, license, excise, franchise, capital, transfer, recordation, payroll, employment, severance, stamp, occupation, premium, environmental (including taxes under Code ss.59A), customs duties, social security (or similar), unemployment, disability, withholding, alternative or add-on minimum tax, or other tax or governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, whether disputed or not.

     Section 1.2 Terms Defined in the Agreement. In addition to the defined terms in Section 1.1, the following is a list of defined terms used in this Agreement and a reference to the Section in which such term is defined:


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         Defined Term                                Section in which Defined
         ------------                                ------------------------
         Acquired Business                            ss. 6.12
         Acquired Pasta Business                      ss. 6.12
         Agreement                                    Recitals,ss.1.3
         Arbitrator                                   Schedule 11.4ss.(a)
         Assets                                       Recitals,ss.2.1
         Assumed Liabilities                          ss. 2.3
         Business                                     Recitals
         Buyer                                        Recitals
         Buyer Confidential Information               ss. 6.5(b)
         Buyer Indemnification Claim                  ss. 10.2
         Cash Consideration                           ss. 3.1(a)
         Closing                                      ss. 4.1
         Closing Date                                 ss. 4.1
         Claims                                       ss. 11.1
         Claiming Party                               ss. 11.2
         Claim Notice                                 ss. 11.2
         Common Stock                                 ss. 7.2
         Contracts                                    ss. 2.1(d)
         Cross Promotion                              ss. 6.13
         Customer Charge Backs                        ss. 2.4(j)
         Customer Lists                               ss. 2.1(c)
         Earn-Out Payment                             ss. 3.5
         Effective Time                               ss. 4.4
         Excluded Assets                              ss. 2.2
         Exclusively                                  ss. 1.3
         Financial Statements                         ss. 5.14
         Flavored Pasta Liabilities                   ss. 2.4(i)
         Including                                    ss. 1.3
         Indemnification Claim Notice                 ss. 10.4
         Intellectual Property                        ss. 2.1(a)
         Inventories                                  ss. 2.1(b)
         Inventory Cutoff                             ss. 3.2(b)
         Make-Whole Amount                            Schedule 3.1(b)ss.5
         Manufacturing and Distribution Agreement     Recitals
         Onward Sales                                 ss. 3.5
         Other Intangible Rights                      ss. 2.1(h)
         Permits                                      ss. 2.1(g)
         Plan                                         ss. 2.2(b)
         Pre-Closing Coupons                          ss. 2.4(j)
         Procedures                                   ss. 11.3
         Processing Assets                            ss. 2.1(f)
         Reimbursable Retained Liabilities            ss. 3.3(c)
         Release                                      ss. 3.1(c)
         Released Parties                             ss. 13.2

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         Representatives                              ss. 6.5(b)
         Retained Liabilities                         ss. 2.4
         SEC Reports                                  ss. 7.7
         Seller                                       Recitals
         Seller Confidential Information              ss. 8.3(a)
         Seller Indemnification Claim                 ss. 10.3
         Shares                                       ss. 3.1(b)
         Subject Period                               Schedule 3.1(b)ss.1
         Subsequent Contracts                         ss. 6.8
         Trade Loading                                ss. 6.2(a)(iv)
         Transition Business Level                    Schedule 6.9ss.1
         Transition Services                          ss. 6.9(a)
         Transition Period                            ss. 6.9(b)
         Travel Expenses                              ss. 6.9(e)

     Section 1.3 Interpretations. Words used in this Agreement, regardless of the gender and number specifically used, shall be construed to include any other gender and any other number as the context requires. Use of the word "including" throughout this Agreement shall mean "including but not limited to." Except as otherwise provided in this Agreement in a particular instance, a reference to a Section, Article, Schedule or Exhibit is a reference to a Section or Article of this Agreement or a Schedule or Exhibit attached hereto, each of which is incorporated into this Agreement by reference. The terms "hereof," "herein," "this Agreement" and other like terms refer to this Agreement as a whole, including the Schedules and Exhibits hereto. The titles of the sections of this Agreement are for convenience of reference only, and are not to be considered in construing this Agreement. The disclosure of any item on any Schedule attached to this Agreement shall constitute a disclosure on another Schedule or for purposes of any representation or warranty contained in this Agreement only if
(i) such other Schedule is specifically cross-referenced on the Schedule on which the item is intended to be disclosed, (ii) the item being disclosed is clearly relevant to such other Schedule or representation or warranty or (iii) it is clearly self-evident that such item should be disclosed on such other Schedule or with respect to such other representation or warranty. The word "exclusively" when used in phrases such as "exclusively used in the Business", "exclusively related to the Assets", and similar phrases, is intended to indicate only those items, assets or contract rights that are entirely applicable to or used in the Business by Seller or that are applicable to or used by Seller outside of the Business only to an insignificant level. In any event, Buyer shall not be entitled to purchase that part of the Asset that is not entirely applicable to the Business and to the extent that the transfer of any Asset related to the Business that is also used outside of the Business would cause Seller to breach any agreement, contract, contract right, understanding, commitment or arrangement, Seller shall not be required to transfer such Asset; provided however, Seller will use its reasonable best efforts to obtain any consent necessary for the transfer.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

     Section 2.1 Assets. Subject to the terms and conditions set forth in this Agreement, Seller shall at the Closing sell, transfer, convey, and assign to Buyer free and clear of all Liens

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(other than those Liens arising as a result of any act or omission of Buyer), and Buyer shall at the Closing purchase and accept from Seller all of Seller's right, title and interest in and to all of Seller's assets whether tangible or intangible, exclusively used in the Business (the "Assets"), including the following:

          (a) all trademarks, trade names, copyrights, patents (other than patents related to the Processing Assets (as defined below)), trade secrets, recipes, logos, marketing materials, designs (including all trade dress and packaging artwork and logos presently or historically used in promoting the Mueller's brand owned by Seller and the physical plates or screens owned by Seller that are used to make, manufacture or press the same), confidential, proprietary information and other intellectual property (regardless of whether registered with any Governmental Authority) owned by Seller and exclusively used in the Business including those set forth on Schedule 2.1(a), and all goodwill associated with each of the foregoing (the "Intellectual Property");

          (b) all product inventories of the Business existing at Closing with more than ninety (90) days shelf life remaining as of the Closing Date (other than discontinued items (being those items no longer being actively marketed by Seller) or inventory related to the Flavored Pasta Liabilities (as defined below)), regardless of where stored or warehoused (the "Inventories");

          (c) all lists of current and past customers and prospective customers of the Business, including those set forth on Schedule 2.1(c) which lists all "bill-to" and "ship-to" purchasers for the period January 1, 1999 to August 18, 2000, and copies and, if available, electronic versions of all related files and data (the "Customer Lists");

          (d) all agreements, contracts, contract rights, understandings, commitments and arrangements of Seller exclusively related to the Business, whether oral or written (the "Contracts"), including the Contracts (regardless of whether pre-paid) identified or summarized on Schedule 2.1(d) and copies and, if available, electronic versions of all related files and data, and any and all open customer purchase orders of the Business taken in the Ordinary Course of Business that have not been fulfilled as of the Closing Date;

          (e) copies and, if available, electronic versions of all historical operating and financial books and records exclusively related to the Business, and copies or electronic versions of all business plans and assessments exclusively related to the Business (Buyer acknowledges that such copies may be redacted to eliminate any information not exclusively related to the Business);

          (f) all of Seller's other rights and property interests of any nature which are exclusively used in the operation of the Business, including the rights to all of Seller's Uniform Product Codes exclusively used in the Business (the "UPC Codes") including those listed on Schedule 2.1(f) (collectively, the "Other Intangible Rights"); and

          (g) all goodwill and ongoing business and customer relationships of Seller exclusively associated with the Business.

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     The obligation to deliver any files and data or copies of the same as set forth above includes all files, data, records of correspondence, analysis, reports, etc. stored on any media regardless of form, including paper files, print-outs, computer disks, magnetic tapes, CD's, and the like. For the avoidance of doubt, Seller is permitted to keep copies of Contracts for which the originals are delivered to Buyer necessary for audit or other business purposes so long as such Contracts and other data are maintained in a manner consistent with Seller's confidentiality and other obligations contained in this Agreement.

     Section 2.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1, the following rights, properties and assets (collectively, the "Excluded Assets") will not be included in the Assets:

          (a) Current Assets and Cash. All cash, accounts and notes receivable, and securities of Seller or its Affiliates, regardless of whether related to the Business;

          (b) Employees and Benefit Plans. Any (i) employment contracts, (ii) benefit plans (within the meanings of the Employee Retirement and Income Security Act ) sponsored by Seller or to which Seller contributes or has ever contributed on behalf of its employees (a "Plan"), (iii) any of the assets thereof, and (iv) any other employee benefit plan or arrangement and the assets thereof, if any, maintained by Seller or any of Seller's Affiliates;

          (c) Non-Business Assets. All assets of Seller or its Affiliates that are not exclusively used in or related to the Business, including (i) the customer service telephone numbers utilized in connection with the Business, and (ii) intra-company services performed by Seller or its Affiliates in support of the Business in accordance with any agreements, contracts, contract rights, understandings, commitments and arrangements (such as Seller's administrative, marketing, human resources, payroll, information services, accounting and similar intra-company services);

          (d) Other Excluded Assets. Any right, property or asset that is described on Schedule 2.2(d);

          (e) Insurance. Any and all insurance policies maintained by Seller, and any and all rights and recoveries thereunder; and

          (f) Refunds, Rebates, etc. Any and all refunds, rebates or other payments, or the right to receive any of the foregoing, related to the operation of the Business at any time prior to the Closing (the "Refunds").

     Section 2.3 Assumed Liabilities. As of the Closing, Buyer will assume and agree to discharge and perform (a) (i) all of Seller's obligations under the Contracts but only to the extent such contracts are disclosed on Schedule 2.1(d) and only to the extent that such obligations (x) arise from and after the Closing or (z) are related to promotional activities (such as advertising, trade deals, and the like) that occur after the Closing, (ii) any open purchase orders delivered to suppliers related to the Business for which the goods or services being purchased by Seller relate exclusively to the Business and are delivered to Buyer after the Closing, (iii) those open purchase orders received from customers related to the Business that have not been fulfilled as of Closing,


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and (iv) the prorated portion of the $18,000 renewal fee for the American Heart
Association endorsement agreement, and (b) any and all claims by customers of Seller directly or indirectly resulting from any pre-Closing act or omission of Buyer or its agents or employees to the extent that, absent the termination of the Manufacturing and Distribution Agreement, Buyer would have been liable therefor ((a) and (b) collectively, the "Assumed Liabilities"). "Assumed Liabilities" does not include and Buyer shall not assume any liability of Seller for Seller's tortious or other wrongful action, breach of contract, or nonperformance of any duty by Seller at any time before or after the Closing. For the avoidance of doubt, except as otherwise set forth in Article XIII, this Agreement is not intended to limit or affect the parties' rights to indemnification under the Manufacturing and Distribution Agreement against claims by third parties for events occurring in, or attributable to, the period before Closing. In determining the portion of any items with respect to
(a)(i)(z), above, that are Assumed Liabilities, the allocation of pre-Closing and post-Closing cost shall be made on the basis of the volume of the affected products sold during the promotional event in each such period, or, if volume analysis is not practical, then on such other cost allocation method as the parties may agree.

     Section 2.4 Retained Liabilities. Notwithstanding anything contained in this Agreement to the contrary, Buyer does not assume or agree to pay, satisfy, discharge or perform, and will not be deemed by virtue of the execution and delivery of this Agreement or any document delivered at the Closing pursuant to this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed, or to have agreed to pay, satisfy, discharge or perform, any liability, obligation or indebtedness of Seller, whether primary or secondary, direct or indirect, other than the Assumed Liabilities (the "Retained Liabilities"). Seller shall retain and, subject to Seller's right to dispute its obligation to do so, or any other defense, pay, satisfy, discharge and perform the Retained Liabilities. Except to the extent such obligations or liabilities are Assumed Liabilities, the Retained Liabilities shall include:

     (a) all obligations or liabilities of Seller or any Affiliate of Seller in respect of the Contracts arising from or attributable to the period before Closing;

     (b) all obligations or liabilities of Seller or any Affiliate of Seller in respect of trade payables, other accounts payable and accrued expenses;

     (c) all obligations or liabilities of Seller or any Affiliate of Seller that relate to any of the Excluded Assets;

     (d) all obligations or liabilities of Seller or any Affiliate of Seller that relate to Taxes arising from or attributable to the period before Closing or insurance premiums on policies covering the Assets arising from or attributable to the period before Closing;

     (e) all obligations or liabilities for any legal, accounting, investment banking, brokerage or similar fees or expenses incurred by Seller or any Affiliate of Seller in connection with, resulting from or attributable to the transactions contemplated by this Agreement;

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     (f) all obligations or liabilities of Seller or any Affiliate of Seller for any borrowed money, and all obligations or liabilities arising under any letter of credit or guaranty issued in connection therewith;

     (g) all obligations or liabilities of Seller or any Affiliate of Seller resulting from, caused by or arising out of, directly or indirectly, the conduct of the Business by Seller, or the ownership or lease of any of the Assets or any properties or assets previously used in the Business at any time prior to the Closing, including such of the foregoing as constitute, may constitute or are alleged to constitute a tort, or violation of any legal requirement, contract or agreement by which Seller is bound;

     (h) all obligations in respect of present or former employees or independent contractors of Seller or any Affiliate of Seller including (i) claims for severance, unemployment compensation or insurance, any employee benefits or other compensation or damages by or on behalf of any present or former employees or independent contractors of Seller or by or on behalf of any Governmental Authority in respect of present or former employees or independent contractors of Seller; (ii) all liabilities and obligations of Seller or any Affiliate of Seller with respect to present or former employees or independent contractors of Seller under any Plan; and (iii) all liabilities and obligations with respect to physical, mental or other health conditions of present or former employees or independent contractors of Seller;

     (i) all liabilities, claims, demands, and other obligations of Seller or any Affiliate of Seller arising out of or related to the marketing, sale, distribution or discontinuance by Seller or any of its customers of the Mueller's brand "Savory Collection" of pasta products (the "Flavored Pasta Liabilities") regardless of whether the Flavored Pasta Liabilities arise before or after Closing; and

     (j) all charge backs, claims, offsets, credits and all similar matters claimed by customers of Seller or any Affiliate of Seller relating to all periods prior to the Closing (regardless of whether in the Ordinary Course of Business) (the "Customer Charge Backs") and the costs to redeem coupons to purchase products of the Business issued by Seller prior to Closing and similar promotional product discounts issued by Seller prior to Closing ("Pre-Closing Coupons").

                                  ARTICLE III

                            PURCHASE PRICE OF ASSETS

     Section 3.1 Purchase Price. Subject to the terms and conditions provided in this Agreement, at the Closing, Buyer shall pay or transfer to Seller the following consideration in exchange for the Assets:

     (a) Cash. Buyer shall pay to Seller by wire transfer of immediately available federal funds, cash consideration in the amount of $24,175,718, adjusted as set forth below and reflected on Schedule 3.1(a) at Closing (the "Cash Consideration").

     (b) Stock. Subject to the terms and conditions set forth on Schedule 3.1(b) Buyer shall issue to Seller 686,666 unregistered shares of Class A Convertible Common Stock of Buyer, par value $.001 per share (the "Shares").

     (c) Release of Claims. At the Closing, Buyer and Seller shall release and indemnify each other with respect to certain claims against each other as set forth in Article XIII (the "Release"). Seller shall pay Buyer $7,450,000 from the Cash Consideration in respect of such claims.

     Section 3.2 Inventory Adjustment to Cash Consideration.

     (a) Inventory Adjustment. To the extent that the value of the Inventories determined as set forth below exceeds $6,000,000, there shall be an increase in the Cash Consideration equal to such excess, and to the extent that the value of the Inventories is less than $6,000,000, there shall be a decrease in the Cash Consideration equal to such deficit.

     (b) Determination of Inventory. During the weekend prior to Closing, representatives of Seller and Buyer shall conduct a physical inventory of the Inventories in an agreed upon manner as of an agreed upon time (the "Inventory Cutoff"). The quantities of Inventories observed and counted during the taking of the physical inventory, upon being agreed to, shall be final and binding upon the parties. The Inventories shall be valued based on the actual invoice cost per pound of the relevant product. Buyer will identify pasta products produced after Inventory Cutoff with unique or separate lot numbers so as to allow the parties to easily identify and distinguish products made prior to and after the Inventory Cutoff.

     Section 3.3 Customer Claims.

     (a) Claim Payment. The parties acknowledge that after the Closing Buyer may receive claims for or be subject to offsets related to Customer Charge-Backs and Pre-Closing Coupons and that Seller may receive claims from, or be subjected to offsets by customers that relate to matters for which Buyer is responsible under this Agreement ("Customer Claims") (Customer Charge-Backs, Pre-Closing Coupons and Customer Claims all being referred to here as "Post-Closing Claims"). In the event a party (the "Receiving Party") receives Post-Closing Claims for which the other party is responsible, it will use its reasonable best efforts to submit such claims to the other party (the "Paying Party") on a weekly basis, with supporting documentation related to the Post-Closing Claims ("Submitted Claims"), and the Paying Party shall pay the Receiving Party, by wire transfer, the amount of such Submitted Claims on the third business day following the date on which it received the Submitted Claims. If such payment is not made timely, the Receiving Party will be entitled to interest thereon at the rate of 18% per annum.

     (b) Monthly True-up. A Paying Party may, after the end of each calendar month, conduct an audit of the books and records of a Receiving Party to confirm the existence of all Submitted Claims and the accuracy of the calculation of the Submitted Claims and a Receiving Party will provide a Paying Party and its agents reasonable access to its books and records for this purpose. In the event a Paying Party reasonably determines that it over paid a Submitted Claim, the Receiving Party will reimburse the overpayment by wire transfer on the third business day following the receipt by it of written notice of overpayment.

     (c) Time Limit. The provisions of Section 3.3(a) shall terminate on the second anniversary of the Closing Date.

     Section 3.4 Allocation of Purchase Price. Seller and Buyer shall allocate the Purchase Price among the Assets in accordance with Section 1060 of the Code, and the Treasury regulations thereunder. Such allocation shall be established by mutual agreement of Seller and Buyer and shall be attached to this Agreement as
Schedule 3.4 within 60 days after Closing. The allocations will be used by Buyer and Seller as the basis for reporting asset values and other items for purposes of all required returns, statements and reports with respect to taxes, including any reports required to be filed under Section 1060(b) of the Code and the Treasury regulations thereunder. Seller and Buyer agree not to assert, in connection with any audit or other proceeding with respect to taxes, any asset values or other items inconsistent with the allocations set forth in Schedule
3.4. In the event Seller engages an independent party to appraise the value of the Shares for purposes of this allocation, Buyer shall pay the lesser of (i) one-half, or (ii) $5,000, of such appraiser's fee.

     Section 3.5 Earn-Out. Subject to the terms and conditions set forth in this Section, if on or before September 30, 2001, Buyer sells, agrees to sell, or grants an option to purchase all or substantially all of the Assets in a transaction or series of transactions to one or more third parties (other than a sale of inventories in the Ordinary Course of Business) (an "Onward Sale"), Buyer shall pay Seller an earn-out payment (if any) (the "Earn-Out Payment") as an addition to the Cash Consideration. The Earn-Out Payment shall be equal to one half of the excess, if any, of (i) the amount of all consideration received by Buyer or its Affiliates for the Assets from the Onward Sale over (ii) the sum of the Cash Consideration plus the aggregate value of the Shares assuming a value of $30 per share minus $7,450,000. Within 10 days after the Closing of the Onward Sale, Buyer shall deliver to Seller a calculation of the Earn-Out Payment and a check for the Earn-Out Payment, if any. If Buyer has any undisputed claims against Seller under this Agreement, then Buyer may withhold and offset the value of such claims against any amounts owed hereunder with Seller's consent. Seller shall have the right to audit the books and records of Buyer to determine the accuracy of Buyer's calculation of the Earn-Out Payment and Buyer will provide Seller and its agents access to its books and records for purposes of allowing Seller to perform its audit. In the event the parties are unable to agree on the amount of the Earn-Out Payment within ten (10) days of the closing of the Onward Sale, the dispute will be subject to the provisions of Article XI. An Onward Sale shall not be deemed to have occurred as a result of any merger or consolidation of Buyer with another entity, any sale or transfer of all or substantially all of the assets of Buyer to any other Person or any other material change in or restructuring of the operations and assets of Buyer.

                                   ARTICLE IV

                                     CLOSING

     Section 4.1 Date, Time and Place of Closing. The consummation of the transactions contemplated hereby (the "Closing") shall be held on the first Monday (or if such Monday is not a business day, the first Tuesday) following the date on which the conditions to Closing in Article IX (other than the condition in Section 9.1(j)) have been satisfied or waived at a time mutually acceptable to the parties, but in any event not later than January 8, 2001 (the "Closing Date"). The Closing shall take place at the offices of Blackwell Sanders Peper Martin, 2300 Main Street, Suite 1100, Kansas City, Missouri 64108, or at such other place as the parties agree.

     Section 4.2 Deliveries by Seller at Closing. At the Closing, Seller shall convey, transfer, assign, and deliver all of its right, title and interest in and possession of the Assets to Buyer, and shall also deliver to Buyer the following:

     (a) An opinion of Davis & Kuelthau, S.C., counsel to Seller, duly executed by a partner in such law firm and dated as of the Closing Date, in the form attached hereto as Exhibit 4.2(a) (Davis & Kuelthau, S.C. shall be entitled to substitute or rely upon the legal opinion of Bestfoods' in-house counsel with respect to certain matters as agreed upon by the parties);

     (b) A Bill of Sale, duly executed by Seller, in the form attached hereto as Exhibit 4.2(b);

     (c) An Assignment and Assumption Agreement, duly executed by Seller, in the form attached hereto as Exhibit 4.2(c);

     (d) Such instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to Buyer, as appropriate to convey, transfer and assign to, and to vest in, Buyer, good, clear, and marketable title to the Assets, including a consent or assignment related to the UPC Codes;

     (e) A Cross Receipt, duly executed by Buyer, in the form attached hereto as Exhibit 4.2(e);

     (f) A certified copy of duly adopted resolutions of Seller's Board of Directors authorizing and approving the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and the performance of the agreements set forth herein;

     (g) A certificate of a duly authorized officer of Seller stating that the representations and warranties of Seller in this Agreement are true in all material respects as of the Closing;

     (h) The waiver, release, consent, certificate or other document of any Person that is necessary to consummate the transactions contemplated hereby, and to make the warranties and representations made in this Agreement true in all material respects, unless the failure to do so would not constitute a Material Adverse Event;

     (j)  Wire transfer instructions regarding delivery of the Cash
          Consideration;

     (k)  Originals of all Contracts in Seller's possession; and

     (l) Payment of all amounts agreed by the parties as due and owing Buyer under the Manufacturing and Distribution Agreement for pasta produced from September 1, 2000 through the Inventory Cutoff. Such amounts, if any, shall be offset by Buyer against the Cash Consideration and, if so offset, shall be reflected on Schedule 3.1(a) at Closing.

     Section 4.3 Deliveries by Buyer at Closing. Buyer shall deliver to Seller at Closing:

     (a) The Cash Consideration and a certificate or certificates evidencing the Shares, titled in the name of Seller;

     (b) An opinion of Blackwell Sanders Peper Martin, LLP counsel to Buyer, duly executed by a partner in such law firm and dated as of the Closing Date, in the form attached hereto as Exhibit 4.3(b);

     (c) An Assignment and Assumption Agreement, duly executed by Buyer, in the form attached hereto as Exhibit 4.2(c);

     (d) A Cross Receipt, duly executed by Buyer, in the form attached hereto as Exhibit 4.2(e);

     (e) A certified copy of duly adopted resolutions of Buyer's Board of Directors authorizing and approving the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and the performance of the agreements set forth herein;

     (f) A certificate of a duly authorized officer of Buyer stating that the representations and warranties of Buyer in this Agreement are true in all material respects as of the Closing;

     (g) A resale certificate certifying that the Inventories are being purchased for resale and containing such other information as may be required to allow Seller to claim an exemption from the payment of any sales, use or other transfer tax, and any other applicable exemption certificates relating to any transfer tax, including sales, use, occupation or intangibles taxes; and

     (h) The waiver, release, consent, certificate or other document of any Person that is necessary to consummate the transactions contemplated hereby, and to make the warranties and representations made in this Agreement true in all material respects, unless the failure to do so would not constitute a Material Adverse Event.

     Section 4.4 Effective Time. Provided the Closing occurs, retroactive to 12:01 a.m. on the Closing Date (the "Effective Time"), Buyer shall be entitled to possession of, and to exercise all rights arising under, the Assets. The risk of loss or damage to the Assets by fire, storm, flood, theft, or other casualty or cause shall be in all respects upon Seller prior to the Effective Time and upon Buyer thereafter. The provisions of this Section 4.4 shall not, and shall not be deemed to, amend or otherwise alter or modify the provisions of the Manufacturing and Distribution Agreement as they relate to risk of loss with respect to any of the Assets and shall not relieve Buyer of any liability for any loss or damage to any Asset under the control of, or in the possession of, Buyer prior to Closing.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Buyer to enter this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer as follows:

     Section 5.1 Existence. Seller is duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in all jurisdictions in which it is required to be qualified to do business as a result of its operation of the Business except where the failure to be qualified or in good standing would not be a Material Adverse Event.

     Section 5.2 Power and Authority. Seller has the corporate power and authority to own the Assets, and to carry on the Business as now conducted. Seller has the requisite corporate power and authority to convey, assign, and transfer the Assets as set forth in this Agreement.

     Section 5.3 Execution and Delivery Permitted. The execution, delivery and performance of this Agreement will not (i) violate or result in a breach of any term of Seller's Certificate of Incorporation or Bylaws, (ii) result in a breach of or constitute a default under any term in any agreement or other instrument to which Seller is a party that would be a Material Adverse Event, (iii) violate any law or any order, rule or regulation applicable to Seller, of any Governmental Authority having jurisdiction over Seller or its properties or (iv) result in the creation or imposition of any Lien upon any of the Assets. The Board of Directors of Seller has taken all action required by law and by Seller's Certificate of Incorporation and Bylaws to authorize the execution, delivery and performance of this Agreement, together with its Schedules and Exhibits, and the other agreements executed in connection herewith and to transfer all of the Assets to Buyer in accordance with this Agreement.

     Section 5.4 Consents. Except as set forth on Schedule 5.4, the execution, delivery and performance of this Agreement and the other agreements executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby do not require any filing with, notice to or consent, waiver or approval of any third party, including but not limited to, any Governmental Authority or entity other than any disclosure of this Agreement required by applicable securities laws, regulations and rules, and any filing required under the HSR Act and the expiration of any applicable waiting period thereunder.

     Section 5.5 Affiliate Contracts. Except as set forth in Schedule 5.5, there are no material contracts, agreements, commitments, understandings or arrangements affecting or relating to the Assets to which any Affiliate of Seller is a party or by which any such Affiliate is bound.

     Section 5.6 Ownership of Assets. Seller has good, clear, and marketable title to the Assets, which title will be transferred to Buyer at Closing, free and clear of all Liens other than any Liens arising as a result of any act or omission of Buyer. Seller has the full, absolute and unrestricted right to assign, transfer and convey to Buyer the Assets, subject only to such consents and approvals as listed on Schedule 5.4.

     Section 5.7 Contracts. The Contracts have been entered into in the Ordinary Course of Business. Subject to Seller's receipt of any necessary consents, Seller has full, absolute and unrestricted right to assign, transfer and convey to Buyer the Contracts. Each Contract is in full force and effect and constitutes the legal, valid, binding and enforceable obligation of the parties thereto. Seller and, to Seller's Knowledge, the other parties thereto are current in all obligations under each Contract. There have been no events of default, and no state of facts exists that with notice or the passage of time, or both, would constitute an event of default by Seller under any Contract. To Seller's knowledge, there have been no events of default, and no state of facts exists that with notice or the passage of time, or both, would constitute an event of default under any Contract by any party other than Seller. Except as set forth on Schedule 5.7, the consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any material rights of, or accelerate or increase any material obligation of Seller under any Contract. A true and complete copy of every written Contract listed on Schedule 2.1(d) has been made available to Buyer and such Schedule contains as of the date hereof and at Closing will contain an accurate and reasonably detailed summary of all oral contracts.

     Section 5.8 Intangible Personal Property. Except for licenses granted to Affiliates of Seller listed on Schedule 5.8, which licenses shall be terminated within one year after Closing, Seller is not a licensor or licensee in respect of any Intellectual Property, Customer Lists, or Other Intangible Rights. Buyer acknowledges and agrees that, prior to the termination of the licenses set forth on Schedule 5.8, Seller's Affiliates may continue to user the Intellectual Property licensed to them in accordance with the terms of such licenses. Seller is not making any royalty or other payments with respect to any Intellectual Property, Customer Lists, or Other Intangible Rights, and no Person has a right to any such payments. There is no notice, claim or action by any such Person pending with respect to any Intellectual Property, Customer Lists, or Other Intangible Rights. To Seller's Knowledge, Seller is not infringing upon or otherwise acting adversely to any Intellectual Property, Customer Lists or Other Intangible Rights owned by any other Person.

     Section 5.9 Binding Effect. This Agreement and each other agreement required to be executed and delivered by Seller in connection herewith, when executed and delivered, will be the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     Section 5.10 Litigation and Compliance with Law. Other than the Arbitration, and those matters previously disclosed to Buyer, and a claim by iSolve, Incorporated for defective seals in an amount of not more than $6,000, there are no suits, actions, claims, demands, investigations, complaints, or other proceedings of any nature whatsoever in law or in equity, that are pending or, to Seller's Knowledge, threatened against Seller, that materially affect the Business or any of the Assets, by or before any Governmental Authority applicable to the Business or the Assets. Seller is not in default or violation with respect to any order, writ, injunction, garnishment, levy, or decree of any Governmental Authority applicable to the Business or the Assets, and the use, ownership, or transfer of the Assets does not constitute a default or violation thereunder. Other than those items for which Buyer is responsible under the Manufacturing and Distribution Agreement, Seller's operation of the Business does not violate in any material respect any federal, state, or municipal law, regulation or rule, and all Permits are in full force and effect.

     Section 5.11 Taxes. Seller has timely filed (or will timely file) all material federal, state, local and other Tax returns and reports of whatever kind pertaining to the Assets or the Business and required to be filed by Seller for all periods up to and including the Closing Date. Seller has paid (or will timely pay) all Taxes that are due and payable (or that relate to any period up to and including the Closing Date) or for which assessments relating to any period up to and including the Closing Date have been levied, the nonpayment of which could result in a Lien on any of the Assets.

     Section 5.12 Permits. To Seller's Knowledge, Schedule 5.12 lists all material governmental licenses, permits, certificates, approvals and orders necessary to own the Assets and to conduct the Business consistent with past practice issued by any Governmental Authority ("Permits") to Seller other than those owned or held by Buyer. To Seller's Knowledge, Seller is in material compliance with all requirements and limitations set forth in the Permits.

     Section 5.13 Customers. Attached as Schedule 5.13 lists certain major customers of the Business and the cumulative sales of the products of the Business to said customers for the periods described thereon.

     Section 5.14 Books and Records. Subject to the limitations described in this Section 5.14 and the assumptions and other items described in the footnotes to the Financial Statements (as defined below), the books of account and records of Seller relating to the Business are in all material respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected on the Profit and Loss Statement of the Business set forth on Schedule 5.14 (the "Financial Statements"). Subject to the assumptions and methodology described in the footnotes attached to the Financial Statements (which are hereby incorporated by reference) the Financial Statements do not contain any untrue factual statement of material fact, and there is no omission of any material fact from the Financial Statements necessary to make them not materially misleading, in light of the circumstances in which they are made, except that the Financial Statements may not accurately reflect the cost of services provided to the Business by Seller or its Affiliates. The Financial

Statements represent management's compilation of financial data related to the Business and have not been prepared in accordance with generally accepted accounting principles.

     Section 5.15 Securities Act Matters. Seller is an "accredited investor" as defined under the Securities Act. Seller is acquiring the Shares hereunder solely for investment purposes for its own account and not with a view to resale or distribution except pursuant to an effective registration statement filed under the Securities Act or an applicable exemption from such registration. Seller acknowledges that Buyer's issuance of the Shares pursuant to Section 3.1(b) will not be registered under the Securities Act or any other securities laws, and that accordingly restrictions will apply to Seller's ability to transfer or sell such securities until such time as Buyer has registered the Shares as required by this Agreement, and that an appropriate legend to such effect will be placed on each stock certificate representing any of the Shares. Seller acknowledges that none of the securities may be resold until their offer and sale are registered under the Securities Act and applicable state securities laws, or unless appropriate exemptions from registration are available. Seller agrees that it will not directly or indirectly offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offer to buy, purchase or otherwise acquire, or to take a pledge of, any such shares) except in compliance with the Securities Act and applicable state securities laws and regulations. Seller acknowledges that it and its representatives have had an opportunity to examine the financial and business affairs of Buyer and an opportunity to ask questions of and receive answers from management, and that it and its representatives have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Buyer and making an informed investment decision with respect thereto.

     Section 5.16 Broker's Fees. Seller has no liability or obligation to pay any brokerage or finders fees or commissions with respect to the transaction contemplated herein.

     Section 5.17 Non-Exclusive Agreements, Contracts, etc. Attached as Schedule
5.17 is or will be pursuant to an update provided at or prior to Closing, a materially complete (including all brokers with non-U.S. sales contributing $20,000 or more in gross margin through August 31, 2000), a list of agreements, contracts, contract rights, understandings, commitments and arrangements of Seller for the sales of products of the Business ("Non-exclusive Sales Contracts") with brokers and there are no other Non-exclusive Sales Contracts with any Person not a broker.

     Section 5.18 No Material Misstatements, Omissions. None of (i) the representations and warranties made by Seller in this Agreement or (ii) the statements made by or on behalf of Seller in any certificate or document described in Section 4.2 or Schedule delivered or to be delivered in connection with the transaction contemplated by this Agreement, contains any untrue statement of material fact, and there is no omission of any material fact necessary to make such representation or warranty or any such statement not materially misleading, in light of the circumstances in which they are made. The items listed or summarized in the Schedules attached to this Agreement constitute all of the matters required to be shown on such Schedules.

                                   ARTICLE VI

                               COVENANTS OF SELLER

        Seller covenants and agrees as follows:

     Section 6.1 Performance of Contracts. Seller shall, through the Closing, continue to faithfully, diligently and promptly perform each and every obligation of Seller, if any, under each of the Contracts and, subject to Seller's right applicable to such Contract to dispute its obligation to do so or any other defense against such performance, pay and satisfy each Retained Liability as they become due.

     Section 6.2 Conduct of Business. From the execution of this Agreement through the Closing, Seller shall operate the Business in accordance with the Ordinary Course of Business and with at least as much attention and support as is currently being provided, using its reasonable best efforts to preserve and maintain its relationships with suppliers and customers and to preserve its current level of sales volume, shelf space and historical operating margins. Seller shall consult in advance with Buyer on all decisions not in the Ordinary Course of Business relating to the Assets or the Business and in the event Buyer does not object to Seller's proposed action during the course of such consultations, Buyer shall be deemed to consent to such action and Seller shall be entitled to take such action without further notice to Buyer. For purposes of this Section, Buyer acknowledges that Seller may take certain actions with respect to the Business that are not in the Ordinary Course of Business and, to the extent such actions are set forth on Schedule 6.2, the taking of such actions shall not violate or constitute a breach of the terms of this Section 6.2.

     (a) In particular, and without limiting the foregoing, with respect to the Business, Seller shall:

          (i) continue to conduct marketing, product pricing, promotional and advertising activities consistent with historical practices and without material deviation from the expenditure budget set forth on Schedule 6.2(a)(i);

          (ii) maintain the sales force in a manner consistent with past practices, including, but not limited to, maintaining the number of active salespersons assigned to the Business and the payment of bonus, incentive and other compensation levels;

          (iii) continue to purchase and maintain inventories in such quantities and quality as necessary to operate the Business in accordance with Seller's historical practice;

          (iv) refrain from shipping manufactured pasta ahead of normally maintained schedules or shipping dates or otherwise accelerating sales in a manner not in the Ordinary Course of Business ("Trade

               Loading"), or permitting or tolerating any brokers or other representatives of Seller to engage in Trade Loading;

          (v) continue all customer service and fulfillment levels at historical levels and maintain all shelf space and promotional displays at least at the levels in existence as of the date hereof;

          (vi) continue to operate the Business in material compliance with all applicable local, state and federal laws and regulations; and

          (vii) notify Buyer within 2 business days of any termination, cancellation or material limitation of, or any materially adverse modification or change in, the business relationship of Seller with any customer listed on Schedules 5.13 or 5.17.

     (b) Further, Seller shall not, other than in the Ordinary Course of Business, without the express prior written approval of Buyer which shall not be unreasonably withheld or delayed:

          (i) change in any material manner the ownership of the Assets (other than inventories sold in the Ordinary Course of Business);

          (ii) terminate or decrease the rate of compensation or benefits of, any salesperson responsible for the sale and/or distribution of products within the Business;

          (iii) enter into or commit to enter into any material contract, agreement or commitment that would be required to be set forth on Schedules 2.1(d) or 5.5 hereto; or

          (iv) cancel or terminate or consent to or accept any cancellation or termination of any material Contract, amend or otherwise modify any of the material terms or provisions or give any consent, waiver or approval with respect to any Contract, waive any breach of any material terms or provisions or take any other action in connection with any Contract that would materially impair the interests or rights of Seller to be transferred to Buyer hereunder.

     Section 6.3 Access to Information. Upon reasonable notice, Seller shall afford Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access for any purpose consistent with this Agreement from the date hereof until the Closing or the termination of this Agreement, whichever occurs first, during normal business hours, to the offices, properties, books, and records of Seller exclusively related to the Assets and the Business and shall furnish to Buyer such additional financial and operating data and other information exclusively related to the Assets or the Business as Seller may possess and as Buyer may reasonably request.

     Section 6.4 No Sale Negotiations. Seller and its representatives and agents shall not solicit, entertain or engage in any negotiations, discussions or contact with any party other than Buyer, with respect to the sale, transfer or other disposition of all of the Assets or any material Asset (other than the sale of inventory in the Ordinary Course of Business), the Business, or any interest, legal, equitable or beneficial, in any of the above until the earlier to occur of (i) the exercise of a Volume Termination Right (as defined in Section 9.1(j)), or (ii) the termination of this Agreement. Buyer acknowledges that Seller has entered into an agreement to be merged with an affiliate of Unilever PLC and said merger, or any variation thereof, shall not violate or be deemed to violate the provisions of this Section.

     Section 6.5 Confidentiality; Comments.

     (a) Seller shall maintain in strict confidence all Buyer Confidential Information (as defined below) and shall take all precautions necessary to prevent disclosure, access to, or transmission of the Buyer Confidential Information, or any part thereof, to any third party, except as required by order of any court having competent jurisdiction or as may be otherwise required by law or the rules of the New York Stock Exchange or as may be necessary to consult with its professional advisors in their capacity as such (provided that Seller shall use its best efforts to ensure that its professional advisors shall keep the Buyer Confidential Information confidential).

     (b) The term "Buyer Confidential Information" means (i) the existence and the terms and conditions of this Agreement or any related agreement and the negotiations, discussions and understandings related hereto or thereto, including without limitation the Purchase Price and any valuation methodology used in connection with the transactions contemplated hereunder or thereunder and (ii) after the Closing, Buyer's Confidential Information shall include Seller's Confidential Information (as defined in Section 8.3) sold to Buyer or, to the extent exclusively related to the Business, made available under this Agreement ("Transferred Seller Information"). The term "Buyer Confidential Information" does not include any information that (i) at the time of disclosure by Buyer or thereafter is generally available to and known by the public (other than as a result of disclosure by Seller or its Representatives), (ii) was available to Seller or its Representatives on a non-confidential basis from a source other than Buyer or Buyer's Representatives, or (iii) has been independently developed by Seller without violating any of Seller's obligations under this Section. As used in this Agreement, "Representatives" means any and all representatives, agents and Affiliates of a party and any and all shareholders, directors, officers, and employees, agents or other representatives of a party or any of its Affiliates.

     (c) Seller agrees that the Buyer Confidential Information shall be and remain Buyer's exclusive property and shall not be disclosed to any third party without Buyer's prior written consent. Seller will be liable to Buyer with respect to any damages suffered or incurred by Buyer resulting from or arising out of the disclosure to or use by any third party of the Buyer Confidential Information that is provided to any such third party by Seller or its Representatives, which disclosure or use violates the terms of this Agreement. In the event that the Seller or its Representatives become legally compelled (by any legal or similar process) to disclose any of the Buyer Confidential Information, the Seller shall provide prompt prior written notice of such requirement so that the Buyer may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section. The provisions of this Section 6.5 shall expire two years from the date of this Agreement.

     (d) After the Closing Seller agrees that it and its Representatives will not use any Buyer Confidential Information for any purpose other than
          (i) for providing the Transition Services, or (ii) in connection with enforcing its rights or defending itself in connection with this Agreement, except that Seller and its Representatives may use the Transferred Seller Information (x) in connection with any litigation with any third party related to the Business, (y) in connection with filing any tax returns or other governmental filings, the preparation of financial statements and similar matters, or (z) in any other of Seller's businesses to the extent such Transferred Seller Information was used in such other businesses as of the date hereof. Seller shall be responsible for any breach of this Agreement by any of its Representatives regardless of whether the Representative is a Representative of Seller at the time of breach.

     (e)  In the event this Agreement is terminated for any reason prior to
          Closing:

          (i) Seller will promptly return to Buyer all Buyer Confidential Information received from Buyer and all copies thereof (in whatever form) or Seller shall promptly destroy, or cause to be destroyed, any and all copies of any analyses, compilations, studies, reports, summaries or other documents prepared by or for Seller or its Representatives that, directly or indirectly, utilize or refer to any Buyer Confidential Information received from Buyer and shall certify the same to Buyer upon request.

          (ii) The provisions of this Section shall survive the termination and remain in full force and effect, and Seller agrees not to use or disclose (or allow its Representatives to use or disclose) any Buyer Confidential Information received from Buyer for any purpose other than the enforcement of this Agreement.

          (f) Seller acknowledges Buyer's right, in the event of a breach of this Section, to obtain an injunction, and any other equitable relief deemed appropriate by Buyer, restraining Seller and its Representatives, from disclosing or using, in whole or in part, any Buyer Confidential Information. Nothing in this Agreement shall be construed as prohibiting Buyer from pursuing any other available remedies, either in law or in equity.

          (g) Seller shall not make any public disparaging or critical statements about Buyer or any employee, officer, director or agent of Buyer.

     Section 6.6 Reporting Requirements. Through the Effective Time, Seller shall promptly notify Buyer of:

     (a) Any (i) Material Adverse Event; (ii) material fact that, if known as of the date of this Agreement, would have been required to be disclosed to Buyer; (iii) event that causes any representation or warranty contained herein to be untrue or inaccurate in any material respect; or (iv) event that causes any covenant, condition or agreement of Seller hereunder not to be complied with or satisfied in any material respect; and

     (b) all actions, charges, orders or other directives that, if adversely determined, would cause a Material Adverse Event as to Seller, the Business or the Assets.

     Section 6.7 Cooperation.

     (a) Seller will use its reasonable best efforts to facilitate and cause the consummation of the transactions contemplated hereby and to obtain from all Persons, and take all other actions with respect to, all material consents or approvals required on the part of such party with respect to the consummation of the transactions contemplated hereby.

     (b) During the period from the date hereof to the Closing, Seller shall not take any action that would reasonably be expected to, or intended to, result in any of the conditions to the transactions contemplated hereby set forth in Sections 9.1 and 9.2 hereof not being satisfied, or in the satisfaction thereof being delayed.

     Section 6.8 Subsequent Contracts. From the date of this Agreement to the Closing, Seller shall use reasonable best efforts to include in any material agreements entered into by Seller relating exclusively to the Assets or the Business ("Subsequent Contracts") a provision permitting the assignment of any such Subsequent Contract and providing that upon such assignment, the assignee shall succeed to all of Seller's rights, title and interests thereunder.

     Section 6.9 Transition Services.

     (a) Upon the terms and conditions set forth in this Section, Seller agrees to provide to Buyer the services described on Schedule 6.9 (the "Transition Services").

     (b) Seller agrees to provide to Buyer the Transition Services for a period commencing on the Closing Date and ending ninety (90) days after the Closing (the "Transition Period"), so long as providing such services will not unreasonably interfere with or adversely affect any other operations of Seller or materially affect any employee's other duties to Seller. During the Transition Period, Seller shall use its reasonable best efforts to provide the Transition Services, including
          (i) making available to Buyer at Buyer's request and expense the services of Seller's professional service providers and the efforts of such providers to assist in the transition of such services to Buyer's professional service providers (except Buyer acknowledges that Seller shall not be liable to Buyer in the event any third party service provider refuses to do so notwithstanding Seller's reasonable best efforts) and (ii) using its reasonable best efforts to retain all employees reasonably necessary to effectively perform the Transition Services.

     (c) During the Transition Period, Buyer shall have full time access during normal business hours to the Mueller's brand marketing group for purposes of consulting with Buyer on matters related to the transition of the Business.

     (d) Buyer acknowledges that it is responsible for the operation of the Business after the Closing and the Transition Services are intended to provide support and assistance to Buyer in the transition of the Business from Seller to Buyer. In no circumstance shall Seller be required to operate the Business in any fashion after the Closing, it being understood that Seller shall merely provide support and assistance in accordance with the terms of this Section.

     (e) Buyer shall be responsible for making adequate arrangements to allow it to operate the Business after Closing, including, without limitation, hiring all personnel necessary to allow it to operate the Business after Closing (including, without limitation, management, and general and administrative personnel, sales persons and brokers), entering into agreements with third parties with respect to third party services deemed necessary by Buyer, providing adequate infrastructure and other support services and the like.

     (f) All requests for Transition Services shall be addressed to Michael Lebo until such time as Seller designates any other person as the appropriate contact.

     (g) Seller agrees that it shall perform the Transition Services with the degree of care, skill and diligence with which it performs similar services for itself and its various divisions and subsidiaries, consistent with past practice provided, however that Seller makes no other representation or warranty regarding the Transition Services and hereby expressly disclaims any representation, warranty or other guarantee of the results of the operation of the Business after the Closing, including the level of post-Closing sales, profit margin and the like.

     (h) Seller shall provide the Transition Services for no additional compensation, except Buyer shall reimburse Seller up to $50 per employee per day for food and other expenses on a monthly basis, within thirty days after receipt of an invoice from Seller and all supporting documentation reasonably requested by Buyer. Buyer will arrange and pay directly for all travel and lodging expenses related to the provision of the Transition Services by Seller's employees.

     Section 6.10 Manufacturing and Distribution Agreement Variances. Variances payable under the Manufacturing and Distribution Agreement through September 1, 2000 have been settled and no further payments with respect thereto shall be required. Variances from September 1, 2000 through Closing are hereby waived by Buyer and Seller. Products manufactured pursuant to the Manufacturing and Distribution Agreement for the period commencing September 1, 2000 through the Inventory Cutoff will be charged to Seller at actual invoice cost per pound of the relevant product.

     Section 6.11 Pasta Products. Seller or Seller's Affiliates will not manufacture, market, sell or distribute any stand-alone branded retail dry pasta product (other than as an ingredient or component part of another product) for a period of two years from Closing anywhere in the United States unless such stand-alone branded retail dry pasta product is manufactured by Buyer. It shall not be a violation of this Section in the event Seller or any of its Affiliates acquires a business (the "Acquired Business") that includes as a part thereof (the

"Acquired Pasta Business") the manufacture, marketing, sale or distribution of stand-alone branded retail dry pasta products in the United States, so long as
(i) the annual sales of the Acquired Pasta Business in the United States are not more than the lesser of $20,000,000 or 5% of the total annual sales of the Acquired Business or (ii) Seller or such Affiliate immediately begins reasonable best efforts to divest the Acquired Pasta Business within 12 months and does in fact complete such divestiture within 18 months after the acquisition of the Acquired Business. In addition to any other remedies Buyer may have under this Agreement, if this clause is violated by Seller or Seller's Affiliates, Seller's rights under Section 3.5 are immediately terminated and of no further force and effect.

        Section 6.12 Continuing Performance. From the date hereof until the Closing, Seller shall perform all of its obligations under the Manufacturing and Distribution Agreement in accordance with the terms thereof.

        Section 6.13 Cross-Promotional Activities. If, during the period of one year after the Closing, Seller determines (in its sole discretion) that it will cross-promote any of its products, including without limitation Hellmann's(R) mayonnaise, in the United States using dry branded pasta (a "Cross Promotion"), Seller shall offer Buyer the right to use Mueller's brand pasta in such Cross Promotion. For a period of one year after Closing, Seller shall not engage in a Cross Promotion with any third party on terms more favorable than those first offered to Buyer.

        Section 6.14 Customers. Within five (5) days after the end of each fiscal month from the date of this Agreement until Closing, Seller shall provide Buyer (i) a written list of changes in Schedules 5.17 or (ii) a written indication that there are no changes.

        Section 6.15 Removal of Processing Assets. Seller shall uninstall and remove (at its own expense; provided, however, that Buyer shall be responsible for the cost of disconnecting and capping all utilities serving the Processing Assets) the Processing Assets (as defined on Schedule 2.2(d)) and related assets owned by Seller but located in Buyer's plant in Excelsior Springs. Seller shall, provided Buyer provides the Section 8.11 Notice, effect such removal between the execution date of this Agreement and January 8, 2001 and during a Down Time (as defined in Section 8.11). Seller shall pay for the repair of any damage caused by Seller or its contractors to Buyer's plant as a result of the removal of the Processing Assets.

        Section 6.16 Termination of Licenses. Seller shall terminate the licenses identified on Schedule 5.8 as soon as possible, but in no event later than one year after the Closing Date.

        Section 6.17 Transfer of Licenses and Permits. Seller shall use its reasonable best efforts to assist Buyer with the issuance to Buyer of licenses and permits necessary to allow Buyer to operate the Business.

        Section 6.18 Warehouse Transition. Seller shall continue to provide warehouse storage of inventories for Buyer at Seller's owned warehouses during the Transition Period in accordance with Section 8.13.

                                  ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to Seller as follows:

     Section 7.1 Corporate Existence. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     Section 7.2 Capitalization. Buyer's authorized capital stock consists of
(i) 75,000,000 shares of Class A Convertible Common Stock, par value $.001 per share, of which, as of the date hereof, 16,860,686 shares were issued and outstanding, (ii) 25,000,000 shares of Class B Convertible Common Stock, par value $.001 per share (collectively, with the Class A Convertible Common Stock, the "Common Stock"), of which no shares are issued and outstanding and (iii) 10,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and none have been issued in violation of any Person's preemptive rights. Except as disclosed in Buyer's SEC Form 10-Q filed July 27, 2000 and for employee stock options issued in the Ordinary Course of Business, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Buyer is a party or which are binding upon Buyer providing for the issuance or transfer by Buyer of additional shares of capital stock of Buyer.

     Section 7.3 Corporate Power and Authority. Buyer has all requisite corporate power and authority to own its properties and assets, and to carry on the business in which it is now engaged. Buyer has the corporate power and authority to execute and deliver this Agreement and perform the respective covenants of Buyer set forth in, and consummate the transactions contemplated by, this Agreement.

     Section 7.4 Execution and Delivery Permitted. The execution, delivery and performance of this Agreement will not violate or result in a breach of any term of Buyer's Certificate of Incorporation or Bylaws or result in a breach of or constitute a default under any term in any agreement or other instrument to which Buyer is a party, such default having not been previously waived by the other party to such agreements, or violate any law or any order, rule or regulation applicable to Buyer, of any court or of any Governmental Authority having jurisdiction over Buyer or its properties, or result in the creation or imposition of any Lien upon any of Buyer's assets or the Shares. Buyer's Board of Directors has taken all action required by law, and by Buyer's Certificate of Incorporation and Bylaws to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the issuance of the Shares in accordance with this Agreement.

     Section 7.5 Binding Effect. This Agreement and each other agreement required to be executed and delivered by Buyer in connection herewith, when executed and delivered, will be the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). Except as set forth on Schedule 7.5, the execution, delivery and performance of this Agreement and the other agreements executed in connection herewith, and the consummation by Buyer of the transactions contemplated hereby and thereby do not require any filing with, notice to or consent, waiver or approval of any third party, including but not limited to, any Governmental Authority other than any disclosure of this Agreement required by applicable securities laws, regulations and rules, and any filing required under the HSR and the expiration of any applicable waiting period thereunder.

     Section 7.6 Buyer Common Stock. Each of the Shares to be issued as contemplated by this Agreement has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any and all Liens, and the issuance of the Shares will not be in violation of any Persons' preemptive rights or any law.

     Section 7.7 SEC Reports . Buyer's forms, reports and documents filed with the SEC (collectively, the "SEC Reports") have been prepared in accordance with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended and contain all material facts with respect to finances, operations and management of Buyer, as of their respective dates, and do not omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances in which they were made.

     Section 7.8 Resale. Buyer is purchasing the Inventories for resale.

                                  ARTICLE VIII

                               COVENANTS OF BUYER

     Section 8.1 Buyer Performance. Buyer hereby covenants and agrees to accept conveyance of the Assets, and to assume and perform the Assumed Liabilities. Buyer will use its reasonable best efforts to facilitate and cause the consummation of the transactions contemplated hereby and to obtain from all Persons, and take all other actions with respect to, all material consents or approvals required on the part of such party with respect to the consummation of the transactions contemplated hereby.

     Section 8.2 Confidentiality; Comments. Buyer shall maintain in strict confidence all Seller Confidential Information (as defined below) gained from Seller, and shall take all precautions necessary to prevent disclosure, access to, or transmission of Seller Confidential

Information, or any part thereof, to any third party, except as required by order of any court having competent jurisdiction or as may be otherwise required by law or the rules of the New York Stock Exchange or as may be necessary to consult with its professional advisors in their capacity as such (provided that Buyer shall use its best efforts to ensure that its professional advisors shall keep the Seller Confidential Information confidential).

     Section 8.3 Confidentiality.

     (a) "Seller Confidential Information" shall mean any and all information regarding Seller or its business, operations and affairs, including, without limitation, the Business and the Assets, disclosed (whether disclosed prior to, simultaneously with or at any time after the execution of this Agreement) to Buyer or its Representatives by or on behalf of Seller, including, but not limited to, processes, procedures, patents, copyrights, trademarks, trade secrets, supplier and vendor lists, marketing data, financial records, product information, customer identification and lists and product pricing formulas and any information disclosed to Buyer or its Representatives pursuant to Section 6.3, in all forms (whether oral, written, graphic or visual or obtained from access to or observation of Seller facilities). The term "Seller Confidential Information" does not include any information that (i) at the time of disclosure by Seller is generally available to and known by the public (other than as a result of disclosure by Buyer or its Representatives), (ii) was available to Buyer or its Representatives on a non-confidential basis from a source other than Seller or Seller's Representatives, or (iii) has been independently developed by Buyer or acquired by Buyer at the Closing without violating any of Buyer's obligations under this Section or Section 8.2.

     (b) Buyer agrees that any Seller Confidential Information furnished to Buyer or its Representatives shall remain Seller's exclusive property and shall not be disclosed to any third party without Seller's prior written consent. Buyer will be liable to Seller with respect to any damages suffered or incurred by Seller resulting from or arising out of the disclosure to or use by any third party of the Seller Confidential Information that is provided to any such third party by Buyer or its Representatives, which disclosure or use violates the terms of this Agreement. In the event that the Buyer or its Representatives become legally compelled (by any legal or similar process) to disclose any of the Seller Confidential Information, the Buyer shall provide prompt prior written notice of such requirement so that the Seller may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section.

     (c) Buyer agrees that, prior to Closing, it and its Representatives will not use any Seller Confidential Information for any purpose other than
          (i) the evaluation of the possible acquisition by Buyer of the Business and the Assets, (ii) preparation for the transition of the Assets and Business to Buyer in contemplation of the Closing, or (iii) in connection with enforcing its rights or defending itself in connection with this Agreement. Further, Buyer agrees to limit disclosure of and access to Seller Confidential Information to only those Representatives who are required to have access to Seller Confidential Information for the purpose of said evaluation and who are, prior to such disclosure or access to Seller Confidential Information, informed by Buyer of the confidential nature of the Seller Confidential Information and who agree to be bound by the provisions of this Section 8.3 and not to disclose any Seller Confidential Information to any Person or use the Seller Confidential Information for any other purpose. Buyer shall be responsible for any breach of this Agreement by any of its Representatives regardless of whether the Representative is a Representative of Buyer at the time of breach. The provisions of this Section and Section 8.2 shall expire two years from the date of this Agreement.

     (d) After the Closing, Buyer shall not use any Seller Confidential Information that is not Transferred Seller Information for any purpose other than (i) the receipt and use of the Transition Services, or (ii) in connection with enforcing its rights or defending itself in connection with this Agreement.

     (e)  In the event this Agreement is terminated for any reason prior to
          Closing:

          (i) Buyer will promptly return to Seller all Seller Confidential Information and all copies of Seller Confidential Information (in whatever form) and Buyer shall promptly destroy, or cause to be destroyed, any and all copies of any analyses, compilations, studies, reports, summaries or other documents prepared by or for Buyer or its Representatives that, directly or indirectly, utilize or refer to any Seller Confidential Information and shall certify the same to Seller upon request.

          (ii) The provisions of this Section shall survive the termination and remain in full force and effect, and Buyer agrees not to use or disclose (or allow its Representatives to use or disclose) any Seller Confidential Information for any purpose other than the enforcement of this Agreement.

     (f) Buyer acknowledges Seller's right, in the event of a breach of this Section, to obtain an injunction, and any other equitable relief deemed appropriate by Seller, restraining Buyer and its Representatives, from disclosing or using, in whole or in part, any Seller Confidential Information. Nothing in this Agreement shall be construed as prohibiting Seller from pursuing any other available remedies, either in law or in equity.

     (g) Buyer shall not make any public disparaging or critical statements about Seller or any employee, officer, director or agent of Seller.

     Section 8.4 Broker's Fees. Buyer shall indemnify and hold Seller harmless in respect to any claim for brokerage or finder's fees or commissions with respect to the transactions contemplated herein by anyone claiming to have acted on behalf of Buyer.

     Section 8.5 Other Actions. From the date of this Agreement to the Closing, Buyer shall not take any action that would, or that would reasonably be expected to, result in any of the conditions to Closing set forth in Sections 9.1 or 9.2 not being satisfied, or in the satisfaction thereof being delayed.

     Section 8.6 Notification of Certain Matters. From the date of this Agreement through the Closing, Buyer shall promptly notify Seller of the occurrence of any fact or event that would reasonably be expected (i) to cause any representation or warranty of Buyer contained in this Agreement to be untrue in any material respect; (ii) to cause any covenant, condition or agreement of Buyer hereunder not to be complied with or satisfied in any material respect; or (iii) to be a Material Adverse Event as to Buyer.

     Section 8.7 Manufacturing and Distribution Agreement Variances. Variances payable under the Manufacturing and Distribution Agreement through September 1, 2000 have been settled and no further payments with respect thereto shall be required. Variances from September 1, 2000 through Closing are hereby waived by Buyer and Seller. Products manufactured pursuant to the Manufacturing and Distribution Agreement for the period commencing September 1, 2000 through the Inventory Cutoff will be charged to Seller at actual invoice cost per pound of the relevant product.

     Section 8.8 NYSE Listing Application. Buyer shall file any listing application with the New York Stock Exchange necessitated by the issuance of the Shares as contemplated by this Agreement.

     Section 8.9 Continuing Performance. From the date hereof until the Closing, Buyer shall perform all of its obligations under the Manufacturing and Distribution Agreement in accordance with the terms thereof.

     Section 8.10 Insurance. For a period of two (2) years after the Closing Date, Buyer shall maintain a reasonable amount of product liability insurance with a reputable insurance company and shall cause Seller to be included as an additional named insured thereon.

     Section 8.11 Access. Buyer shall ensure that it has scheduled maintenance or other non-production time at the plant at which the Processing Assets are located between the execution date of this Agreement ("Down Time") and January 8, 2001 and shall provide Seller written notice of such Down Time (a "Section
8.11 Notice"), Buyer shall reasonably cooperate with Seller's efforts to remove the Processing Assets, including disconnecting all utilities serving the Processing Assets at such a time so as to allow Seller to comply with its obligations under Section 6.15.Seller's obligation to pay rent with respect to the space utilized by the Processing Assets shall continue until they are removed. Buyer shall not utilize the Processing Assets for any purpose after the date of this Agreement.

     Section 8.12 Post Closing Identification. Buyer shall ensure that products produced after the Inventory Cutoff and any coupons issued after the Effective Time are distinguishable from products produced prior to the Inventory Cutoff and coupons and other promotional items issued prior to the Effective Time.

     Section 8.13 Warehouse Transition.

     (a) Buyer shall use its reasonable best efforts to establish alternative inventory storage to all inventory storage provided to the Business directly by Seller prior to the end of the Transition Period. Buyer acknowledges that Seller will charge Buyer for such storage from and after the Closing at commercially reasonable rates and that Seller has no obligation to continue to provide such storage after the Transition Period. Buyer shall have risk of loss with respect to any such inventory and shall insure said inventory.

     (b) With respect to all inventories stored by third parties, Buyer shall make alternative storage arrangements directly with storage facilities of its choice to be effective as of the Closing.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

     Section 9.1 Buyer's Conditions to Closing. The obligations of Buyer hereunder are subject to satisfaction of each of the following conditions at or before Closing, the occurrence of which may, at the option of Buyer, be waived:

     (a) All representations and warranties of Seller in this Agreement and each Schedule hereto shall be true in all material respects on and as of the Closing as if made as of the Closing, and Seller shall have delivered to Buyer a certificate to such effect dated as of the Closing Date;

     (b) There shall be no Material Adverse Event from the date hereof to the Closing Date;

     (c) Seller shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by Seller prior to or on the Closing Date;

     (d) Seller shall be willing and able to deliver all of the items and documents required to be delivered by it pursuant to Article IV of this Agreement; (e) The form and substance of the documents delivered by Seller pursuant to this Agreement shall be reasonably acceptable to Buyer and Buyer's counsel;

     (f) To the extent necessary for Buyer's operation of the Business, Buyer shall have obtained, either from Seller or directly from the issuing authority, the Permits;

     (g) There shall be no claims, actions or suits pending or threatened regarding the Assets or that otherwise would restrict or prohibit Seller from consummating the transactions contemplated herein;

     (h) The waiting period under the HSR Act shall have expired or a notification of early termination of the waiting period shall have been received by Buyer;

     (i) Seller shall have obtained and delivered to Buyer all necessary consents to transfer the Assets and assign the Contracts to Buyer; and

     (j) Seller shall have shipped from any of the warehouses to customers the volume (in pounds) year-to-date of pasta products as reflected on
          Schedule 9.1(j) as of the last week ended prior to the Closing (the "Volume Termination Right").

     Section 9.2 Seller's Conditions to Closing. The obligations of Seller hereunder are subject to the satisfaction of each of the following conditions at or before Closing, the occurrence of which may, at the option of Seller, be waived:

     (a) All representations and warranties of Buyer in this Agreement shall be true in all material respects on and as of the Closing as if made as of the Closing, and Buyer shall have delivered to Seller a certificate to such effect dated as of the Closing Date;

     (b) Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date;

     (c) Buyer shall be willing and able to deliver all of the items and documents required to be delivered by it under Article IV of this Agreement;

     (d) The form and substance of the documents delivered by Buyer pursuant to this Agreement shall be reasonably acceptable to Seller and Seller's counsel; and

     (e) The waiting period under the HSR Act shall have expired or Seller shall have received a notification of early termination of the waiting period with respect to this Agreement.

                                   ARTICLE X

                          SURVIVAL AND INDEMNIFICATION

     Section 10.1 Survival of Representations, Warranties and Covenants. Except as set forth on Schedule 10.1, the representations, warranties, covenants, agreements and indemnification obligations of the parties contained in this Agreement shall survive the Closing indefinitely. The parties shall be entitled to rely on the representations and warranties contained herein, notwithstanding any due diligence investigation conducted by the parties; provided, however, that if, as the result of any due diligence investigation or otherwise, a breach of any representation or warranty (i) by Seller comes to Buyer's Knowledge, or
(ii) by Buyer comes to Seller's Knowledge, such party shall use its reasonable best efforts to promptly inform the breaching party in writing of such breach. The written waiver (unless otherwise specified in the waiver) of any closing condition related to such breach by the party intended to benefit therefrom shall also act as a waiver of such party's right to seek indemnification for such breach after Closing.

     Section 10.2 Indemnification by Seller. Seller agrees to defend, indemnify, and hold harmless Buyer and its officers, directors, agents, employees, and Affiliates against and in respect of any and all loss, liability, lien, damage, cost and expense, (including reasonable attorney fees and expenses of investigation) (each, a "Buyer Indemnification Claim") incurred or resulting from:

     (a) Except for Assumed Liabilities, any matter or event of any nature whatsoever relating to Seller or the ownership or operation of the Assets or the Business which occurred prior to the Closing, and without limiting the generality of the foregoing, such matters or events shall include all Retained Liabilities and all Excluded Assets;

     (b) any misrepresentation or breach of warranty made by Seller in this Agreement or in any document, certificate or Schedule delivered hereunder;

     (c) any non-fulfillment of any covenant or agreement by Seller under this Agreement or any liability related to noncompliance with any bulk sales laws; or

     (d) the negligence or intentional wrongful acts of Seller (or Seller's employees) during the course of performance of the Transition Services that directly results in damage to Buyer or injury or death of any employee of Buyer.

     Section 10.3 Indemnification by Buyer. Buyer agrees to defend, indemnify, and hold harmless Seller and its officers, directors, agents, employees and Affiliates against and in respect of any and all loss, liability, lien, damage, costs and expense (including reasonable attorney fees and expenses of investigation) (each a "Seller Indemnification Claim") incurred or resulting from:

     (a) the ownership or operation of the Assets or the Business from and after the Closing, or the nonperformance of Assumed Liabilities;

     (b) any misrepresentation or breach of warranty made by Buyer in this Agreement or in any document, certificate or Schedule delivered hereunder;

     (c) any non-fulfillment of any covenant or agreement by Buyer under this Agreement; or

     (d) the negligence or intentional wrongful acts of Buyer (or Buyer's employees) during the course of performance of the Transition Services that directly results in damage to Seller or injury or death of any employee of Seller.

     Section 10.4 Time to Assert Claims. Any Buyer or Seller Indemnification Claims made pursuant to this Article must be asserted by providing written notice to the party against which the Indemnification Claim is made reasonably promptly after the asserting party becomes aware of such Indemnification Claim (the "Indemnification Claim Notice") and, in any event, within 120 days after the expiration of the survival period set forth in Section 10.1 for the representation, warranty and/or covenant that has been alleged to have been breached. The right of a party to be indemnified hereunder shall be waived upon such party's failure to give such Indemnification Claim Notice within 120 days after the applicable survival period set forth in Section 10.1. The parties shall resolve disputes between them regarding Indemnification Claims in accordance with Article XI.

     Section 10.5 Third Party Claim Indemnification Procedure. An indemnified person shall promptly notify the indemnifying party of the existence of any Indemnification Claim resulting from a claim made by a third party and shall give the indemnifying party the opportunity to defend the same at its own expense and with counsel of its own selection, provided that such indemnified person shall at all times also have the right to participate fully in the defense of the Indemnification Claim at its own expense. If the indemnifying party shall, within twenty (20) days after such notice, fail to acknowledge its indemnification obligation hereunder in writing or thereafter fail to defend such Indemnification Claim adequately and reasonably, and such indemnified person is entitled to such defense, such indemnified person shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) such Indemnification Claim on behalf, for the account, and the sole risk and expense, of the indemnifying party, except, no such compromise or settlement in any individual case in excess of $10,000 or in the aggregate in excess of $50,000 shall be made without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

     Section 10.6 Limits.

     (a) Seller's obligations pursuant to the provisions of Section 10.2 are subject to the following limitations (other than Seller's obligations to pay or reimburse Buyer for Retained Liabilities which are not subject to any limitation or any thresholds):

          (i) Buyer shall not be entitled to recover under Section 10.2 for any claim that does not exceed One Thousand Dollars ($1,000.00).

          (ii) Buyer shall not be entitled to recover under Section 10.2 until the total amount of Buyer Indemnification Claims under Section
               10.2 exceeds Five Hundred Thousand Dollars ($500,000.00) after which Buyer shall be entitled to recover only those indemnified amounts in excess of Five Hundred Thousand Dollars ($500,000.00) amount.

          (iii) Buyer shall not be entitled to any recovery under Section 10.2 to the extent that Buyer's recovery exceeds $37,225,698 plus or minus an amount equal to the inventory adjustment set forth in
               Section 3.2(a) as the case may be. The cost of attorney's fees and expenses of investigation shall not be included in the amount subject to limitation.

          (iv) BUYER SHALL NOT BE ENTITLED TO RECOVER UNDER THIS ARTICLE X ANY CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL DAMAGES CONSISTING OF BUSINESS INTERRUPTION OR LOST PROFITS, OR SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES.

          (v) Buyer shall not be entitled to recover for any Indemnification Claim to the extent it is based upon any act or omission of Buyer for which Seller is entitled to indemnification for Buyer's performance under the Manufacturing and Distribution Agreement attributable to the period prior to Closing.

          (vi) The amount of any recovery by Buyer shall be net of any insurance proceeds received by Buyer with respect to the damages claimed.

     (b) Buyer's obligations pursuant to the provisions of Section 10.3 are subject to the following limitations:

          (i) Seller shall not be entitled to recover for any Indemnification Claim to the extent it is based upon any act or omission of Seller for which Buyer is entitled to indemnification for Seller's performance under the Manufacturing and Distribution Agreement attributable to the period prior to Closing.

          (ii) SELLER SHALL NOT BE ENTITLED TO RECOVER UNDER THIS ARTICLE X ANY CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL DAMAGES CONSISTING OF BUSINESS INTERRUPTION OR LOST PROFITS, OR SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES.

          (iii) the amount of any recovery by Seller shall be net of any insurance proceeds received by Seller with respect to the damages claimed.

     Section 10.7 Buyer Acknowledgement. Buyer hereby acknowledges that it is engaged in the business of producing, marketing and selling pasta products and has produced substantially all of Seller's requirements for the Business pursuant to the Manufacturing and Distribution Agreement during the term thereof. As a result, Buyer is solely responsible for (i) the condition and quality of the Inventories at the time such Inventories left Buyer's plant and
(ii) the condition of the Processing Assets. Therefore, Buyer hereby agrees that it shall not be entitled to any recovery pursuant to the terms of this Agreement, including Section 10.2 hereof, for any claim to the extent the claim is based on Buyer's performance or failure to perform its obligations under the Manufacturing and Distribution Agreement.

     Section 10.8 Payment with Stock. To the extent that Seller is obligated to pay to Buyer any amount recovered by Buyer under this Article X, Seller may transfer to Buyer a number of Shares equal in value to such amount. The Shares shall be valued at $30 per share for purposes of this Section. This Section does not apply to payment for Retained Liabilities without Buyer's written consent.

                                   ARTICLE XI

                               DISPUTE RESOLUTION

     Section 11.1 General. All disputes between the parties arising under or in connection with this Agreement, including Indemnification Claims (as more fully described below, "Claims"), shall be resolved in accordance with the following procedures.

     Section 11.2 Negotiation. A party with a Claim (the "Claiming Party") shall give reasonably prompt notice (the "Claim Notice") to the other, specifically identifying the issue and amount in dispute. Senior executives of the parties or their representatives shall negotiate in good faith to attempt to resolve the Claim in the absence of attorneys and other non-employer advisors. During this process, either party may request that an independent third party be used to mediate the dispute. If the parties do not resolve the Claim by negotiation within 60 days after receipt of the Claim Notice, either party may submit the Claim for binding arbitration.

     Section 11.3 Arbitration; Claims Covered; Conclusive Determination. Claims not settled by negotiation shall be resolved by arbitration in accordance with the American Arbitration Association procedures for Commercial Arbitration and any supplemental rules deemed appropriate by the arbitrator (the "Procedures"). The arbitration shall be conducted in the city of Chicago, Illinois. Claims by either party for injunctive or other equitable relief, for unfair competition and the use or unauthorized disclosure of trade secrets, confidential information, or intellectual property, are not covered by this Section and either party may seek and obtain relief for such Claims from a court of competent jurisdiction. The decision of the arbitrator may be entered as a judgment in any court of competent jurisdiction thereof. Any arbitral award shall be a conclusive determination of the matter, final and binding upon all parties.

     Section 11.4 Arbitration Procedures; Survival. The parties agree that the procedures and provisions set forth in Schedule 11.4 shall apply to any arbitration under this Section. This Agreement to arbitrate shall survive the termination of this Agreement.

     Section 11.5 Confidentiality. All aspects of the proceedings provided for by this Agreement, including the exchange of information during discovery, any hearings, and the record of the proceedings, are confidential and shall not be open to the public, except (a) to the extent the parties agree otherwise in writing, (b) as may be appropriate in any subsequent proceedings between the parties, or (c) as may otherwise be required by any law, a Governmental Authority or the rules of the New York Stock Exchange.

                                  ARTICLE XII

                                HART-SCOTT-RODINO

     As promptly as practicable and no later than ten (10) days following the execution of this Agreement, Seller and Buyer shall complete any filing that may be required pursuant to the HSR Act. Seller and Buyer shall diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to comply with, the requirements of the HSR Act. Each party shall bear its own internal expenses with respect to this Section. Buyer shall pay the application filing fee.

                                  ARTICLE XIII

                             settlement and release

     Section 13.1 Manufacturing and Distribution Agreement. As of the Closing, the Manufacturing and Distribution Agreement, shall be automatically terminated in its entirety by the mutual consent of the parties without further action. For the avoidance of doubt, Seller shall not be obligated to pay the Termination Fee under the Manufacturing and Distribution Agreement (as defined therein). From the Closing, neither Buyer nor Seller will have any obligations to the other under the Manufacturing and Distribution Agreement except for (i) Seller's obligation to pay for pasta produced under the Manufacturing and Distribution Agreement through the Inventory Cutoff in accordance with the provisions of
Section 6.10 hereof, (ii) the parties' continuing indemnification obligations under the Manufacturing and Distribution Agreement for claims by third parties arising in or attributable to the period before the Closing, and (iii) Buyer's obligations under Section 6.5 of the Manufacturing and Distribution Agreement in the event of a product recall with respect to products produced prior to the Inventory Cutoff.

     Section 13.2 Settlement and Release. Except as otherwise provided in this
Section 13.2, as of the Closing, each of Buyer and Seller, for itself and its Affiliates, successors and assigns, does hereby fully, finally and unconditionally release and forever discharge the other, the others' Affiliates, agents, attorneys, employees, directors and officers, and all successors and assigns, and representatives of each of the foregoing (collectively, the "Released Parties") and agrees to indemnify and hold harmless the Released Parties, from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case whether known or unknown, contingent or fixed, direct or indirect and of whatever nature or description and whether in law or in equity, under contract, tort, statute or otherwise, which each has heretofore had or now or hereafter can, shall or may have against the Released Parties arising from acts, claims or events related to or arising out of the Manufacturing and Distribution Agreement and any performance or nonperformance thereunder, including, but not limited to, the Arbitration. Notwithstanding the foregoing, this Section in no way pertains to or releases any claims related to any of the following:

     (a) this Agreement, the other agreements executed in connection with this Agreement and the transactions contemplated by this Agreement;

     (b)  Seller's obligations under any of the Retained Liabilities;

     (c) the obligation of Seller to pay invoices for pasta in accordance with the provisions of Section 6.10 hereof;

     (d) the obligation of the parties to indemnify each other under the Manufacturing and Distribution Agreement with respect to claims by third parties arising in or attributable to the period before the Closing; and

     (e)  the ongoing obligations of the parties set forth in Section 13.1(iii).


                                   ARTICLE XIV

                                  MISCELLANEOUS

     Section 14.1 Notices. Except as otherwise expressly provided, all notices or other communications required or permitted under this Agreement shall be made in writing and shall be deemed given (i) upon delivery, if sent by (A) personal delivery or (B) courier (e.g., overnight delivery), (ii) 3 days after being sent by certified mail, return receipt requested, postage and registration fees prepaid and correctly addressed to a party as set forth below or (iii) upon sending, if sent by telecopy to a party at the number listed below for such party (with a telecopy machine generated confirmation sheet retained by the sender):

               If to Buyer:         American Italian Pasta Company
                                    4100 N. Mulberry, Ste 200
                                    Kansas City, Missouri 64116
                                    Attn: Timothy S. Webster
                                    Telecopy:  (816) 584-5362



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



               with a copy to:      Blackwell Sanders Peper Martin LLP
                                    2300 Main Street, Suite 1000
                                    Kansas City, Missouri 64108
                                    Attn: James M. Ash
                                    Telecopy: (816) 983-8080

               If to Seller:        Bestfoods
                                    700 Sylvan Avenue
                                    Englewood Cliffs, NJ 07632
                                    Attn: Larry Nelson
                                    Telecopy: (201) 894-2733

               with a copy to:      Davis & Kuelthau
                                    111 East Kilbourn Avenue, Suite 1400
                                    Milwaukee, Wisconsin 53202
                                    Attn: Norman Matar
                                    Telecopy: (414) 276-9369

or to such other address as Buyer or Seller shall have last designated by notice to the other party.

     Section 14.2 Applicable Law. This Agreement, and the rights and obligations of the parties hereto, shall be governed by and determined in accordance with the laws of the State of Missouri, without giving effect to the choice or conflicts of law provisions thereof.

     Section 14.3 Benefit and Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights hereunder may be assigned or transferred, and no duties may be delegated, by either party without the prior written consent of the other, except Seller may assign this Agreement to any entity purchasing all or substantially all of the assets of Seller and Buyer may assign or transfer its rights and delegate its duties hereunder to any Affiliate of Buyer so long as Buyer agrees to guarantee the performance of all of the obligations assigned to its Affiliate in the form of a guarantee acceptable to Seller and its counsel.

     Section 14.4 No Third Party Beneficiary. This Agreement is for the benefit of, and may be enforced only by, the parties who are signatories hereto and their respective successors and permitted assigns. This Agreement is not for the benefit of, and may not be enforced by, any third party.

     Section 14.5 Expenses. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein.

     Section 14.6 Waiver. Except as otherwise provided in this Agreement, no delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein, except the failure by either party to request delivery of a document required to be delivered at Closing under Article IV shall waive such parties' right to receive such document. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     Section 14.7 Equitable Relief; Remedies Cumulative; Interest. Both parties acknowledge that irreparable injury will result to the other in the event of a breach of this Agreement by the other party. It is therefore agreed that, if either party breaches this Agreement, the other party shall be entitled, in addition to its remedies under Article X: (i) to seek an injunction to restrain the violation thereof by the breaching party, or the shareholders, directors, agents, servants, employers or employees of the breaching party, and all Persons acting for or with the breaching party and (ii) to seek to compel specific performance of the terms and conditions of this Agreement except for Seller's obligations under Sections 6.1 and 6.2. Except as set forth above or specifically provided elsewhere in this Agreement, the parties' exclusive remedies are set forth in Article X of this Agreement. Any party may proceed with any remedies permitted under this Agreement at the same time and in any order. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy. The parties waive any right they may have to require, or any obligation on the part of, another party to post a bond in connection with any equitable remedies. Except as otherwise provided in this Agreement, each party shall be entitled to interest on any amounts owed by and not timely paid by the other from the date such amount was first due to be paid until the date of actual payment thereof at the prime rate of Citibank as published from time to time in The Wall Street Journal.

     Section 14.8 Further Actions; Transition.

     (a) If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article X). If any Asset is identified after Closing that should have been transferred to Buyer as part of this Agreement, Seller shall promptly transfer the Asset to Buyer.

     (b) Seller will refer all customer inquiries relating to the Business to Buyer from and after the Closing.

     (c) In the event that Buyer or Seller receives funds after the Closing which belong to or are properly payable to the other, the receiving party shall promptly endorse over or otherwise pay to the other all such erroneously received funds.

     Section 14.9 Entire Agreement; Amendment. This Agreement, the Exhibits and Schedules attached hereto, the Non-Disclosure Agreement by and between the parties dated as of May 18, 2000 and the letter agreement dated October 2, 2000 regarding the execution date of this Agreement, contain the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements, and understandings between the parties with respect thereto. No inducements contrary to the terms of this Agreement exist. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be construed as a further or continuing waiver of any such term, provision or condition or any other term, provision or condition of this Agreement. In connection with the execution and delivery of this Agreement, neither party has relied on any promise, inducement, representation or warranty of the other party, whether oral or written, not set forth in this Agreement and its Schedules. EXCEPT FOR THE WARRANTIES CONTAINED IN ARTICLE V, SELLER DOES NOT MAKE ANY OTHER WARRANTY, EXPRESS OR IMPLIED, AND HEREBY EXPRESSLY DISCLAIMS, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION, WARRANTY OR OTHER GUARANTEE OF THE RESULTS OF THE OPERATION OF THE BUSINESS AFTER THE CLOSING, INCLUDING THE LEVEL OF POST-CLOSING SALES, PROFIT MARGIN AND THE LIKE. This Agreement may not be modified orally and may only be amended in a writing executed by all parties hereto.

     Section 14.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.

     Section 14.11 Termination.

     (a)  This Agreement may be terminated prior to the Closing as follows:

          (i)  At any time by the mutual consent of Seller and Buyer;

          (ii) By either Seller or Buyer, at its sole election, if the Closing shall not have occurred on or before January 8, 2001;

          (iii) By Buyer upon a material breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement; or

          (iv) By Seller upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement; or

          (v) By Seller in the event all of the conditions of Section 9.1 have been met other than Section 9.1(j) and Buyer has not waived the condition contained in Section 9.1 (j) on or before the first Monday following the date on which all other conditions to closing in Section 9.1 have been satisfied or waived.

     (b) In the event of the termination of this Agreement pursuant to subparagraph (iii) or (iv) above because Seller or Buyer, as the case may be, shall have willingly or in bad faith failed to satisfy a condition to the Closing, the other party shall be entitled to pursue, exercise, and enforce any and all remedies, rights, powers, and privileges available to it at law or in equity.

     Section 14.12 Public Announcements. Buyer and Seller will coordinate with each other all press releases relating to the transactions contemplated by this Agreement (not including communication directed solely to the customers of the Business) without providing the other party reasonable opportunity to review and comment thereon. Buyer and Seller acknowledge that Buyer will issue a press release in substantially the form attached as Schedule 14.12 on the date of this Agreement.

              [The remainder of this page is intentionally blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

        Bestfoods

        By:    /s/ Robert S. Gluck
           ----------------------------------------

        Name:  Robert S. Gluck
             --------------------------------------

        Title: V.P. & Treasurer
              -------------------------------------





        American Italian Pasta Company

        By:    /s/ Timothy S. Webster
           ----------------------------------------

        Name:  Timothy S. Webster
             --------------------------------------

        Title: President & CEO
              -------------------------------------